UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2023 (January 31, 2023)

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2023, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investors (i) in a registered direct offering, 201,544 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 381,762 shares of Common Stock, at an exercise price of $0.0001 per share of Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants (the “Private Placement Warrants”), exercisable for an aggregate of up to 874,959 shares of Common Stock, at an exercise price of $10.49 per share of Common Stock. The securities to be issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-267211) (the “Shelf Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022 and declared effective on September 13, 2022. The Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all of the Pre-Funded Warrants are exercised in full, and in certain circumstances may be exercised on a cashless basis.

The Private Placement Warrants (and the shares of Common Stock issuable upon the exercise of the Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Private Placement Warrants are immediately exercisable upon issuance, will expire five years from the date of issuance, and in certain circumstances may be exercised on a cashless basis.

On February 3, 2023, the Company closed the offering, raising gross proceeds of approximately $6.2 million before deducting placement agent fees and other offering expenses payable by the Company. In the event that all Private Placement Warrants are exercised for cash, the Company would receive additional gross proceeds of approximately $9.18 million. The Company intends to use a portion of the net proceeds of the offering to partially repay the outstanding principal amount of a senior secured convertible note issued to an institutional investor (the “August Investor”) on August 15, 2022, as amended (the “Convertible Note”), and to use the remainder of the net proceeds for working capital, capital expenditures, product development, and other general corporate purposes, including investments in sales and marketing in the United States and internationally. The Company has not allocated specific amounts of net proceeds for any of these purposes; however, the Company is required pursuant to the terms of that certain securities purchase agreement, dated August 15, 2022, by and between the Company and the August Investor, to direct at least 20% of the gross proceeds of the offering to repay a portion of the Convertible Note.

Under the Purchase Agreement, the Company is required within 30 days of the closing date of the offering to file a registration statement on Form S-1 registering the resale of the shares of Common Stock issued and issuable upon the exercise of the Private Placement Warrants. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 180 days of the closing date of the offering, and to keep such registration statement effective at all times until no investor owns any Private Placement Warrants or shares issuable upon exercise thereof.

Also in connection with the offering, on January 31, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which (i) the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) the Company agreed to pay the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the offering.

The Placement Agency Agreement and the Purchase Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the investors, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Purchase Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of forty-five (45) days following the closing date of the offering. In addition, from January 31, 2023 until the six-month anniversary of such date, the Company is prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or common stock equivalents involving a variable rate transaction (as defined in the Purchase Agreement).

Also in connection with the offering, the Company entered into an amendment (the “Amendment”) to the securities purchase agreement, dated as of November 29, 2022, by and between the Company and certain institutional investors (the “November Purchase Agreement”) approved by a certain investor (the “November Investor”) who purchased at least 50.1% in interest of the shares of Common Stock and the pre-funded warrants to purchase shares of Common Stock, if any, based on the initial subscription amounts under the November Purchase Agreement, pursuant to Section 5.5 of the November Purchase Agreement. Pursuant to the Amendment, Section 4.11 of the November Purchase Agreement, which prohibits the Company’s ability to issue shares of Common Stock or Common Stock Equivalents (as defined in the November Purchase Agreement) or filing any registration statement or amendment or supplement thereto under the Securities Act, until ninety (90) days after the closing date of the transactions contemplated by the November Purchase Agreement, was amended to permit the offering discussed above and the issuance and sale of the securities offered and sold in such offering.

The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Pre-Funded Warrants, the Private Placement Warrants and the Purchase Agreement and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Sullivan & Worcester LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, Pre-Funded Warrants and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, a copy of which is attached to this Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on September 13, 2022, the Company entered into an equity distribution agreement (the “ATM Agreement”), with the Placement Agent, pursuant to which the Company could from time to time offer and sell up to an aggregate of $4,000,000 of shares of Common Stock through the Placement Agent in sales deemed to be “at-the-market” equity offerings .

On January 30, 2023, the Company and the Placement Agent agreed to terminate the ATM Agreement (the “Termination Agreement”), effective the same day.

The foregoing does not propose to be a complete description of the Termination Agreement and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference. A description of the terms and conditions of the ATM Agreement is set forth in the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2022.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the use of proceeds of the offering is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the issuance of Private Placement Warrants is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management, including, without limitation, the intended use of proceeds upon consummation of the offering. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the Company’s ability to maintain its listing of Common Stock on the Nasdaq Capital Market, and those risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC, which may cause the Company’s actual results, performance and achievements to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

Item 7.01.	Regulation FD Disclosure.

The Company issued press releases announcing the pricing and closing of the offering on February 1, 2023 and February 3, 2023, respectively. Copies of such press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement by and between the Company and the Placement Agent dated January 31, 2023.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Private Placement Warrant.
5.1	Opinion of Sullivan & Worcester LLP, dated February 3, 2023.
10.1	Form of Securities Purchase Agreement by and between the Company and the certain institutional investors dated January 31, 2023.
10.2	Termination Agreement by and between the Company and the Placement Agent dated as of January 30, 2023.
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1 above).
99.1	Pricing Press Release dated February 1, 2023.
99.2	Closing Press Release dated February 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2023	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer